                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

Board of Trustees and Shareholders
Security Capital Pacific Trust

  We consent to incorporation by reference in the registration statements No. 33-86444 (Form S-3), No. 33-78402 (Form S-3), No. 33-71040 (Form S-3), No. 33-
44631 (Form S-3) and No. 33-25317 (Form S-8) of Security Capital Pacific Trust of our report dated July 11, 1996 relating to the Combined Statement of Revenues and Certain Expenses for certain multifamily properties for the year ended December 31, 1995, which report appear in the current report on Form 8-K of Security Capital Pacific Trust dated August 1, 1996.

                                          KPMG Peat Marwick LLP

Chicago, Illinois
August 1, 1996